Exhibit 4.2

Execution Copy

ONEOK PARTNERS, L.P.

Issuer

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

Guarantor

and

WELLS FARGO BANK, N.A.

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of September 28, 2007

to

INDENTURE

relating to Senior Debt Securities

Dated as of September 25, 2006

6.85% Senior Notes due 2037

EXHIBITS

Exhibit A:    Form of Note

FOURTH SUPPLEMENTAL INDENTURE, dated as of September 28, 2007 (this “Supplemental Indenture”), among ONEOK PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP, a Delaware limited partnership (the “Guarantor”), and WELLS FARGO BANK, N.A., as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE PARTNERSHIP

WHEREAS, the Partnership and the Trustee have heretofore entered into an Indenture, dated as of September 25, 2006 (the “Original Indenture”) (the Original Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, being referred to herein as the “Indenture”); and

WHEREAS, under the Original Indenture, a new series of Debt Securities may at any time be established by the Board of Directors of ONEOK Partners GP, L.L.C., the Partnership’s general partner (the “General Partner”), in accordance with the provisions of the Original Indenture, and the terms of such series may be established by an indenture supplemental to the Original Indenture; and

WHEREAS, the Partnership proposes to create under the Indenture a new series of Debt Securities; and

WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the General Partner on behalf of the Partnership and authenticated and delivered by the Trustee as provided in the Original Indenture and this Supplemental Indenture, the valid and binding obligations of the Partnership and to make this Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01.  Relation to Indenture.

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.03.  General References.

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE 2

THE SERIES OF DEBT SECURITIES

SECTION 2.01. The Form and Title of the Debt Securities.

There is hereby established a new series of Debt Securities to be issued under the Indenture and to be designated as the Partnership’s 6.85% Senior Notes due 2037 (the “Notes”). The Notes shall be substantially in the form attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Partnership may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

The Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Supplemental Indenture (including the form of Note set forth as Exhibit A hereto (the terms of which are incorporated in and made a part of this Supplemental Indenture for all intents and purposes)).

SECTION 2.02. Amount.

The aggregate principal amount of the Notes which may be authenticated and delivered pursuant hereto is unlimited. The Trustee shall initially authenticate and deliver Notes for original issue in an initial aggregate principal amount of up to $600,000,000 upon delivery to the Trustee of a Partnership Order for the authentication and delivery of such Notes. The aggregate principal amount of the Notes to be issued hereunder may be increased at any time hereafter and the series may be reopened for issuances of additional Notes upon Partnership Order without the consent of any Holder. The Notes issued on the date hereof and any such additional Notes that may be issued hereafter shall be part of the same series of Debt Securities for all purposes under the Indenture.

SECTION 2.03. Stated Maturity.

The Notes may be issued on any Business Day on or after September 28, 2007, and the Stated Maturity of the Notes shall be October 15, 2037.

SECTION 2.04. Interest and Interest Rates.

The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any interest payable on any interest payment date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto.

SECTION 2.05. Optional Redemption.

At its option, the Partnership may redeem the Notes, in whole or in part, in principal amounts of $2,000 and in multiples of $1,000 in excess thereof, at any time or from time to time, at the applicable redemption price determined as set forth in the form of Note attached hereto as Exhibit A, in accordance with the terms set forth in the Notes and in accordance with Article III of the Original Indenture.

2

SECTION 2.06. Guarantee.

Except as provided below, Article XII of the Original Indenture shall apply to the Notes. For the purposes of this Supplemental Indenture and the Notes (including without limitation the provisions of the Original Indenture to the extent applicable thereto), the term “Guarantor” shall mean ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership, and any successor Person thereto under the Indenture.

With respect to the Notes, paragraph (a) of Section 12.04 of the Original Indenture is hereby amended and restated in its entirety as set forth below; provided, however that the amendment and restatement set forth below in this Section 2.06 shall apply only to the Notes and not to any other series of Debt Securities issued under the Original Indenture:

“(a) Notwithstanding anything to the contrary in this Article XII, if any Guarantor shall cease to be a Subsidiary of the Partnership, then, if no Default or Event of Default shall have occurred and be continuing, such Guarantor, upon giving notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under this Indenture, and the Guarantee shall be of no further force or effect with respect to such Guarantor. Following the receipt by the Trustee of any such notice, the Partnership shall cause this Indenture to be amended as provided in Section 9.01(l) hereof; provided, however, that the failure to so amend this Indenture shall not affect the validity of the termination of the Guarantee with respect to such Guarantor.”

The Guarantor’s address and telecopier number for the purposes of Section 13.03 of the Original Indenture is:

ONEOK Partners Intermediate Limited Partnership

c/o	ONEOK Partners GP, L.L.C.
100 West Fifth Street, Suite 1831
Tulsa, Oklahoma 74103-4298
Telecopier No.: (918) 588-7800
Attention: Chief Financial Officer

SECTION 2.07. Global Securities.

The Notes shall initially be issuable in whole or in part in the form of one or more Global Securities. Such Global Securities (i) shall be deposited with, or on behalf of, The Depository Trust Company, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends applicable to Global Securities set forth in Section 2.15(a) of the Original Indenture, (iii) may be exchanged in whole or in part for Notes in definitive form upon the terms and subject to the conditions provided in Section 2.15(b) of the Original Indenture and in this Supplemental Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

ARTICLE 3

MISCELLANEOUS

SECTION 3.01. Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Partnership.

3

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Original Indenture.

The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the prospectus supplement related to the Notes, except such information which specifically pertains to the Trustee itself, or any information incorporated therein by reference.

SECTION 3.02. Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03. Governing Law.

This Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04. Counterparts.

This instrument may be executed in any number of counterparts, each of which, when delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature Page Follows)

4

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C.,
its General Partner

By:	/s/ Curtis L. Dinan
Name:	Curtis L. Dinan
Title:	Senior Vice President, Chief Financial Officer and Treasurer

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C.,
its General Partner

By:	/s/ Curtis L. Dinan
Name:	Curtis L. Dinan
Title:	Senior Vice President, Chief Financial Officer and Treasurer

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Timothy P. Mowdy
Name:	Timothy P. Mowdy
Title:	Vice President

Fourth Supplemental Indenture Signature Page

EXHIBIT A

[FORM OF FACE OF NOTE]

[If a Global Security, insert—UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If a Global Security, insert—TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.]

ONEOK PARTNERS, L.P.

6.85% Senior Note due 2037

No. _____	U.S.$_______________

CUSIP No. 68268NAD5

ONEOK PARTNERS, L.P., a Delaware limited partnership (herein called the “Partnership”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to             , or registered assigns, the principal sum of              United States Dollars on October 15, 2037, and to pay interest thereon from September 28, 2007, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing on April 15, 2008, at the rate of 6.85% per annum, until the principal hereof is paid or made available for payment and at the same rate per annum on any overdue principal and premium and on any overdue installment of interest. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which record date shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Note will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder to the Paying Agent in U.S. Dollars.]

[If a definitive Debt Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Partnership maintained for that purpose in U.S. Dollars or subject to any laws or regulations applicable thereto and to the right of the Partnership (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of                             , and at such other offices or agencies as the Partnership may designate, by U.S. Dollar check drawn on, or transfer to a U.S. Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Partnership by U.S. Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Debt Security Register or by transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the record date prior to the applicable interest payment date).]

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:                     ,

ONEOK PARTNERS, L.P.

By:	ONEOK Partners GP, L.L.C. its General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

ONEOK PARTNERS, L.P.

6.85% Senior Note due 2037

This security is one of a duly authorized issue of debt securities of the Partnership (the “Debt Securities”), issued and to be issued in one or more series under an Indenture dated as of September 25, 2006, as amended and supplemented to date, including without limitation by the Fourth Supplemental Indenture thereto, dated as of September 28, 2007 (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”), between the Partnership and Wells Fargo Bank, N.A., as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof. The Debt Securities of this series are referred to herein as the “Notes.”

The Notes will be subject to redemption at any time at the option of the Partnership, in whole or in part, at a redemption price equal to the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest thereon to the applicable Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date) plus the “Make-Whole Premium” as defined below.

The “Make-Whole Premium” or “premium” with respect to any Note to be redeemed shall be equal to the excess, if any, of: (a) the sum of the present values, calculated as of the Redemption Date, of (i) each interest payment that, but for such redemption, would have been payable on the Note or portion thereof being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and (ii) the principal amount that, but for such redemption, would have been payable at the final maturity of the Note being redeemed; over (b) the principal amount of the Note being redeemed.

The present values of interest and principal payments referred to in clause (a) of the immediately preceding paragraph will be determined in accordance with generally accepted principles of financial analysis. These present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 30 basis points. The Make-Whole Premium will be calculated by an independent investment banking institution of national standing appointed by the Partnership. If the Partnership fails to appoint an independent investment banker not less than 30 days prior to the Redemption Date, or if such independent investment banker is unwilling or unable to make the calculation, the calculation will be made by Wachovia Capital Markets, LLC, Greenwich Capital Markets, Inc. and UBS Securities LLC. If Wachovia Capital Markets, LLC, Greenwich Capital Markets, Inc. and UBS Securities LLC are unwilling or unable to make the calculation, the Partnership will appoint an independent investment banking institution of national standing to make the calculation.

For purposes of determining the Make-Whole Premium, “Comparable Treasury Yield” means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Securities that have a constant maturity that corresponds to the remaining term to maturity of the Notes, calculated to the nearest 1/12th of a year. The Comparable Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date, and prior to the Redemption Date the Partnership shall deliver to the Trustee an Officers’ Certificate setting forth the redemption price and showing the calculation thereof in reasonable detail.

The weekly average yields of United States Treasury Securities will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated “H.15(519) Selected Interest Rates” or any successor release. If the H.15 statistical release sets forth a weekly average yield for United States Treasury Securities having a constant maturity that is the same as the remaining term calculated as set forth above, then the Comparable Treasury Yield will be equal to such weekly average yield. In all other cases, the Comparable Treasury Yield will be calculated by interpolation on a straight-line basis between the weekly average yields on the United States Treasury Securities that have a constant maturity closest to and greater than the remaining term and the United States Treasury Securities that have a constant maturity closest to and less than the remaining term (in each case as set forth in the H.15 statistical release or any successor release). Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Securities are not available in the H.15 statistical release or otherwise, then the Comparable Treasury Yield will be calculated by interpolation of comparable rates selected by an independent investment banking institution of national standing selected in the manner described in the second preceding paragraph.

Unless the Partnership defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on this Note or the portions hereof called for redemption.

In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Note or (2) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership, the Guarantor and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Partnership, the Guarantor and the Trustee with the consent of not less than the Holders of a majority in principal amount of the Outstanding Debt Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Debt Securities of each affected series, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Partnership and the Guarantor with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Debt Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and all holders of Notes of which this Note is a predecessor Note, whether or not notation of such consent or waiver is made upon this or any other Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any action or proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee reasonable indemnity or security as required by the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity or security. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place(s) and rate, and in the currency, herein prescribed.

[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for definitive Debt Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of definitive Debt Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a definitive Debt Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Debt Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Partnership in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Partnership (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of                      in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Partnership may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Debt Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Notes are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Partnership, the Guarantor, the Trustee and any agent of the Partnership, the Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Partnership, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligations of the Partnership and the Guarantor under the Indenture and the Debt Securities thereunder, including this Note, are non-recourse to ONEOK Partners GP, L.L.C. (the “General Partner”) and ONEOK ILP GP, L.L.C. (the “Guarantor General Partner”) and their respective Affiliates (other than the Partnership and the Guarantor), and payable only out of cash flow and assets of the Partnership and the Guarantor. The Trustee, and each Holder of a Debt Security by its acceptance thereof, will be deemed to have agreed in the Indenture that (1) none of the General Partner, the Guarantor General Partner and their respective assets (nor any of their respective Affiliates, other than the Partnership and the Guarantor, or their respective assets) shall be liable for any of the obligations of the Partnership or the Guarantor under the Indenture or such Debt Securities, including this Note, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Guarantor, the Trustee, the General Partner, the Guarantor General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership or the Guarantor under the Indenture or such Debt Securities by reason of his, her or its status.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a definitive Debt Security, insert as a separate page—

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                               (Please Print or Typewrite Name and Address of Assignee) the within instrument of ONEOK PARTNERS, L.P. and does hereby irrevocably constitute and appoint                                               Attorney to transfer said instrument on the books of the within-named Partnership, with full power of substitution in the premises.

Please Insert Social Security or

Other Identifying Number of Assignee:

Dated:
(Signature)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

[If a Global Security, insert as a separate page—

SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary

NOTATION OF GUARANTEE

The Guarantor (which term includes any successor person under the Indenture dated as of September 25, 2006 (as amended and supplemented from time to time, the “Indenture”) between ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), and Wells Fargo Bank, N.A., as trustee (the “Trustee”)), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Notes and all other amounts due and payable under the Indenture and the Notes by the Partnership.

The obligations of the Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee are expressly set forth in Article XII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By:	ONEOK ILP GP, L.L.C., its General Partner

By:

Name:

Title: